Certificate of Incorporation

                                       of

                              BIG APPLE FARMS, INC.

FIRST: The name of the Corporation is BIG APPLE FARMS, INC.

SECOND: Its registered office and place of business in the State of Delaware is to be located at 410 South State Street in the City of Dover, County of Kent. The Registered Agent in charged thereof is XL CORPORATE SERVICES, INC.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware. To breed, purchase, race and board thoroughbred race horses.

FOURTH: The corporation shall be authorized to issue Two Hundred (200) Shares of No Par Value.

FIFTH: The name and address of the incorporator is as follows:
Barbara O. Cramer, 410 South State Street, Dover, DE 19901

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this Corporation.

     With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

     The By-Laws shall determine whether and to what extent the account and books of this corporation, or any of them, shall be open to the inspection of the stockholders; no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by the law or the By-Laws, or by any resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside of the State of Delaware, at such places as may be from time to time, designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

     It is the intention that the objects, purposes and powers specified in the THIRD paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the THIRD paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of May , 1981.

Dated at Dover, Delaware                            /s/ Barbara O. Cramer (SEAL)
                                                    ---------------------
                                                        Barbara O. Cramer

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             BIG APPLE FARMS, INC.

                           BEFORE PAYMENT OF CAPITAL

               Pursuant to Section 241 of Title 8 of the Delaware
                            Code of 1953, as amended

     I, the undersigned, being the only Incorporator of BIG APPLE FARMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Incorporators of BIF APPLE FARMS, INC., duly held and convened, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this Corporation be, and it hereby is, amended by changing the article thereof numbered FOURTH to read as follows:

FOURTH: The corporation shall be authorized to issue Twenty Million (20,000,000) Shares at $.005 Par Value.

     SECOND: That no part of the capital of said corporation having been paid, this certificate is filed pursuant to Section 241 of Title 8 of the Delaware Code, as amended.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 3rd day of June, A.D., 1981.

                                                    /s/ Barbara O. Cramer (SEAL)
                                                    ----------------------------
                                                        Barbara O. Cramer

                            CERTIFICATE OF AMENDMENT             FILED
                                                             NOV 2 1981 9AM
                                       OF                     [ILLEGIBLE]
                                                           SECRETARY OF STATE
                          CERTIFICATE OF INCORPORATION

                                       OF

                              BIG APPLE FARMS, INC.

                            BEFORE PAYMENT OF CAPITAL

               Pursuant to Section 241 of Title 8 of the Delaware
                            Code of 1953, as amended

     I, the undersigned, being the only Incorporator of BIG APPLE FARMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Incorporators of BIF APPLE FARMS, INC., duly held and convened, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment advisable. The resolution setting forth the proposed amendment is as follows:

     "RESOLVED, that the Certificate of Incorporation of this Corporation be, and it hereby is, amended by changing the article thereof numbered FOURTH to read as follows:"

FOURTH: The corporation shall be authorized to issue Twenty Million (20,000,000) Shares at $.001 Par Value.

     SECOND: That no part of the capital of said corporation having been paid, this certificate is filed pursuant to Section 241 of Title 8 of the Delaware Code, as amended.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 2nd day of November, A.D., 1981.

                                                     /s/Barbara O. Cramer (SEAL)
                                                     ---------------------------
                                                        Barbara O. Cramer

      FILED          CERTIFICATE OF CHANGE OF LOCATION
  APR 9 1984 9AM
   [ILLEGIBLE]              OF REGISTERED OFFICE
SECRETARY OF STATE
                           AND OF REGISTERED AGENT

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is

                             BIG APPLE FARMS, INC.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 30, 1989.

                                                           /s/ James R. O'Connor
                                                           ---------------------
                                                                      -President

Attest:

/s/ Linda D. Colombo
--------------------
Secretary

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/05/1994
  944188455 - 915306              Certificate
                       for Renewal and Revival of Charter

BIG APPLE FARMS, INC., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1. The name of this corporation is BIG APPLE FARMS, INC.

     2. Its registered office in the State of Delaware is located at 82 Loockerman Square, Suite L-100, City of Dover Zip Code 19904 County of Kent, the name and address of its registered agent Prentice/Hall Corporation System, Inc., 82 Loockerman Square, Suite L-100, Dover Delaware 19904.

     3. The date of filing of the original Certificate of Incorporation in Delaware was 5/28/81

     4. The date when restoration, renewal and revival of the charter of this company is to commence is the 28th day of Feb., 1994, same being to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1994, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters James R. O'Connor Jr. the last and acting President, and Linda D. Colombo, the last and acting Secretary of BIG APPLE FARMS, INC., have hereunto set their hands to this certificate this 5th day of October 1994.

                                                      /s/ James R. O'Connor Jr.
                                                      --------------------------
                                                      Last and Acting President

                                    ATTEST:

                                                      /s/ Linda D. Colombo, Sec.
                                                      --------------------------
                                                      Last and Acting Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                            CERTIFICATE OF AMENDMENT   FILED 09:00 AM 10/11/1995
                                                          950234168 - 915306
                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             BIG APPLE FARMS, INC.

     BIG APPLE FARMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY
CERTIFY:

     That pursuant to the unanimous written consent of the Board of Directors of Big Apple Farms, Inc., (the "Corporation") taken as of May 22, 1995, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing that the stockholders of said Corporation consider approval thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that, subjest to stockholder approval, Article FOURTH of the Certificate of Incorporation, relating to the capitalization of the Corporation, is hereby amended and restated in its entirety to read as follows:

          "FOURTH: a) the Corporation shall be authorized to issue the following shares:

    Class                       Number of Shares           Par Value
    -----                       ----------------           ---------
   Common                         20,000,000                 $.025
   Preferred                       1,000,000                 $.01

          b) The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

          The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

          All shares of Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board of Directors as hereinabove provided or as fixed herein.

          c) At 5:00 p.m., Dover, Delaware time, on the date of this filing of this Certificate of Amendment to the Certificate of Incorporation, all then outstanding shares of Common Stock, par value $.005 per share, held by each holder of record on such time and date shall be automatically changed into one (1) share of Common Stock, par value $.025 per share, for each seventy (70) shares of Common Stock, par value $.005 per share, without any further action on the part of the holders thereof or the Corporation. No fractional shares will be issued. In lieu thereof, each holder, who would otherwise have been entitled to receive a fraction of a share of Common Stock, will be entitled to receive from the Corporation a cash payment equal to the fair value of such a fraction of a share as of the time such fraction is determined."

     That thereafter, pursuant to a resolution of the Board of Directors directing that such amendment be considered by the stockholders of the Corporation, the stockholders of the Corporation holding more than a majority of the outstanding shares of Common Stock of the Corporation, in accordance with
Section 228 of the General Corporation Law of the State of Delaware, consented in writing to and approved said amendment and delivered such written consents to the Corporation. The Corporation thereafter provided to the other stockholders of the Corporation the notice called for in Section 228 of the General Corporation Law.

     That said  amendment was duly adopted in accordance  with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James O'Connor, its President, and attested to by Linda Colombo, its Secretary, this 11th day of October, 1995.

                                                       BIG APPLE FARMS, INC.

                                                    By: James O' Connor
                                                       -------------------------
                                                       James O'Connor, President

Attest:

By: Linda Colombo
   ---------------------
   Linda Colombo, Secretary

                                                          STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT       SECRETARY OF STATE
                                      OF               DIVISION OF CORPORATIONS
                         CERTIFICATE OF INCORPORATION  FILED 01:25 PM 12/05/1995
                                      OF                  95028580 - 915306
                            BIG APPLE FARMS, INC.

                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

     I, Kurt Reichenberger, president and secretary, of Big Apple Farms, Inc. (the "Corporation"), a corporation existing under the laws of the State of Delaware do hereby certify as follows:

     FIRST:  That  the  Certificate  of  Incorporation,   as  amended,  of  said
corporation has been amended as follows:

     1. By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu thereof a new Article FIRST to read in its entirety as follows:

          FIRST: The name of the Corporation is AUSTRIAN TRADING SERVICES, INC. (the "Corporation).

     SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware ("G.L.C.") by obtaining the written consent of the holders of the majority of the stock of Big Apple Farms, Inc. entitled to vote at a meeting of stockholders pursuant to Section 228 of the G.L.C.

     IN WITNESS WHEREOF, we, the undersigned, have executed and suscribed this certificate this 29th day of November, 1995.

                                                   /s/ Kurt Reichenberger
                                                   -----------------------------
                                                   Kurt Reichenberger, President

ATTEST:

/s/ Kurt Reichenberger
-----------------------------
Kurt Reichenberger, Secretary

                                                               February 24, 1995

                                     AMENDED

                                     BY-LAWS

                                       of

                              BIG APPLE FARMS, INC.

                               ARTICLE I - OFFICES

     SECTION 1. REGISTERED OFFICE. --The registered office shall be established and maintained at in the County of Kent in the State of Delaware.

     SECTION 2. OTHER OFFICES. --The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                      ARTICLE II - MEETING OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. --Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of directors fails to determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the
corporation in Delaware on                           .

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

     SECTION 2. OTHER MEETINGS. -- Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

     SECTION 3. VOTING --Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

     SECTION 4. STOCKHOLDER LIST. --The officer who has charge of the stock ledger of the corporation shall at least 10 days before each meeting of stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

     SECTION 5. QUORUM. --Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of all the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than by announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.


                                      bl 2

     SECTION 6. SPECIAL MEETINGS. --Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

     SECTION 7. NOTICE OF MEETINGS. --Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

     SECTION 8. BUSINESS TRANSACTED. --No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

     "Section 9. ACTION WITHOUT MEETING. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders is required or permitted to be taken at any annual or special meeting of such stockholders, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted."

                            ARTICLE III -- DIRECTORS

     SECTION 1. NUMBER AND TERM. --The number of directors shall be not less than three. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors may not be less than three except that where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders.


                                      bl 3

     SECTION 2. RESIGNATIONS. --Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3. VACANCIES. --If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     SECTION 4. REMOVAL. --Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

     SECTION 5. INCREASE OF NUMBER. --The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

     SECTION 6. COMPENSATION. --Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation thereof.

                                      bl 4